EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Tandy Leather Factory, Inc. (the “Company”) for the quarter ended September 30, 2022 as filed with the United States Securities and Exchange Commission on the date hereof (the "Report"), Janet Carr, as Chief Executive Officer of the Company, and Cindy McSpadden , as interim Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

i.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii.
The information contained in the Report fully presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: November 14, 2022	By: /s/ Janet Carr
Janet Carr
Chief Executive Officer

Date: November 14, 2022	By: /s/ Cindy McSpadden
Cindy McSpadden
Interim Chief Financial Officer